UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023

STRONG GLOBAL ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41688	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5960 Fairview Road, Suite 275 Charlotte, NC	28210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 471-6784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Voting Shares, without par value	SGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2023, Strong Global Entertainment, Inc. (the “Company”), Strong Technical Services, Inc., one of the Company’s subsidiaries (the “Purchaser”), Unbounded Media Corporation (“UMC”), Unbounded Services LLC, UMC’s subsidiary, and UMC’s shareholders (“UMC Shareholders”) entered into a share exchange agreement (the “Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, the Company issued 600,000 Class A common voting shares (the “Common Shares”), in exchange of 100% of the issued and outstanding shares of UMC on a fully diluted basis (the “UMC Shares”). In connection with the Share Exchange Agreement, UMC Shareholders transferred the UMC Shares to the Purchaser and UMC became a wholly owned subsidiary of the Purchaser. The transactions contemplated by the Share Exchange Agreement were closed on September 12, 2023.

Pursuant to the Share Exchange Agreement, the Company and UMC Shareholders also signed a registration rights agreement (the “Registration Rights Agreement”), dated September 12, 2023, regarding the 600,000 Common Shares issued by the Company to UMC Shareholders. The Registration Rights Agreement provides certain registration rights to the UMC Shareholders, including that (i) ninety (90) days after September 12, 2023, the UMC Shareholders are entitled to one demand registration in any twelve (12) month period and (ii) any time on or after September 12, 2023, the UMC Shareholders have unlimited piggyback registration rights, subject to customary exceptions, terms and conditions. The Company also agreed to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.

The foregoing descriptions of the Share Exchange Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Share Exchange Agreement and the Registration Rights Agreement, filed as Exhibits 10.1 and 10.2 respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 above is incorporated into this Item 2.01 by reference, as applicable. On September 12, 2023, pursuant to the Share Exchange Agreement, the Company completed the acquisition of UMC through the Purchaser by acquiring all of the issued and oustanding shares of UMC.

Item 3.02	Unregistered Sales of Equity Securities.

On September 12, 2023, pursuant to the Share Exchange Agreement, the Company issued 600,000 Common Shares. The shares were issued in a private placement exempt from registration pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

On September 13, 2023, the Company issued a press release regarding the acquisition of UMC, described above, which is attached hereto as Exhibit 99.1.

The press release included as Exhibit 99.1 will be deemed to be “furnished” rather than “filed,” pursuant to the rules of the Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†*	Share Exchange Agreement by and among Strong Global Entertainment, Inc., Strong Technical Services, Inc., Unbounded Media Corporation, Unbounded Services LLC and Shareholders of Unbounded Media Corporation, dated September 12, 2023.

10.2*	Registration Rights Agreement by and among Strong Global Entertainment, Inc. and Shareholders of Unbounded Media Corporation, dated September 12, 2023.

99.1	Press Release dated September 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Exhibits and schedules to this Exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

* Certain terms have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Registrant hereby undertakes to furnish copies of any of the terms upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONG GLOBAL ENTERTAINMENT, INC.

Date: September 13, 2023	By:	/s/ Todd R. Major
	Name:	Todd R. Major
	Title:	Chief Financial Officer